Union Bankshares Corporation and First Market Bank, FSB

Announce Agreement to Merge

For Immediate Release

March 30, 2009

BOWLING GREEN, Va., March 30, 2009 – Union Bankshares Corporation [NASDAQ: UBSH] (“Union”) and First Market Bank, FSB (“First Market”) today announced the signing of an agreement, pursuant to which First Market will merge with Union in an all stock transaction valued at approximately $105.4 million. First Market, a privately held banking company with over $1.3 billion in assets, operates 39 branches throughout central Virginia with 31 in the greater Richmond metropolitan area. Upon completion of the transaction, Union will become the largest Virginia based community banking organization with a combined 97 branch locations and total assets of over $3.9 billion.

G. William Beale, President and CEO of Union, will remain CEO of the combined company and David J. Fairchild, currently CEO of First Market, will be President. The Board of Union Bankshares will be expanded by three members to include James E. Ukrop, Steven A. Markel and David J. Fairchild. “We are excited about the opportunity to bring these two strong organizations together. First Market and Union share a common culture of exceptional customer service,” said Beale. “This combination is transformational for our organizations and for banking in Virginia.”

First Market Chairman, James E. Ukrop, noted: “This merger brings together the spirit of community banking – of neighbors lending to neighbors, of families and businesses banking with people they know – with the strength and scope to compete on any level.”

Under the terms of the agreement, common shareholders of First Market will receive 6,701,485 shares of Union common stock, equal to 33.0% pro forma ownership. Additionally, First Market’s $10.0 million of non-cumulative preferred equity will convert into shares of Union common stock subject to terms outlined in the merger agreement.

In consideration of the merger, extensive due diligence was performed by both companies and each retained external loan review professionals. Following the consummation of the merger, the pro forma company will remain strongly capitalized and will have capital ratios in excess of regulatory standards. After realization of cost savings equal to approximately 9% on the combined expense base, the companies expect that the combination will be accretive to Union’s earnings per share in 2010.

The companies expect to consummate the transaction by year end, subject to customary closing conditions, including regulatory and shareholder approvals. The holding company will move headquarters to Richmond and will be re-named Union First Market Bankshares Corporation. First Market Bank will join Union Bank and Trust Company, Northern Neck State Bank, and Rappahannock National Bank as a fourth operating subsidiary of the holding company. The current Union operations center in Caroline County, Virginia will serve as the operations center for the holding company and its four subsidiary banks.

Keefe, Bruyette and Woods, Inc. acted as financial advisor to Union, and LeClairRyan acted as its legal advisor in the transaction. Cary Street Partners LLC acted as financial advisor to First Market, and McGuireWoods LLP acted as its legal advisor.

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Tidewater and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company (42 locations in the counties of Albemarle, Caroline, Chesterfield, Fairfax, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the cities of Fredericksburg , Williamsburg, Newport News, Grafton and Charlottesville); Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster); and Rappahannock National Bank (7 locations in Washington, Front Royal, Middleburg, Warrenton, and Winchester). Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products. Union Bank and Trust Company also owns a non-controlling interest in Johnson Mortgage Company, LLC.

Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH.”

Established in 1997, First Market operates 39 branches throughout Virginia. The institution has a joint ownership arrangement with Markel Corporation and Richmond based Ukrop’s Super Markets, Inc. with 26 banking locations operating inside Ukrop’s grocery stores.

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Additional Information and Where to Find It

In connection with the proposed merger, Union will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Union common stock to be issued to the stockholders of First Market. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of Union and First Market seeking their approval of the merger. In addition, Union may file other relevant documents concerning the proposed merger with the SEC.

Stockholders of Union are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed merger because they will contain important information about Union, First Market and the proposed transaction. Stockholders of Union may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, Post Office Box 446, Bowling Green, Virginia 22427-0446, Attention: Investor Relations (telephone: (804) 633-5031) or by accessing Union’s website at http://www.ubsh.com under “Investor Relations – SEC Filings.” The information on Union’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings the company makes with the SEC.

Union and its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Union in connection with the merger. Information about the directors and executive officers of Union is set forth in the proxy statement for Union’s 2009 annual meeting of shareholders filed with the SEC on March 19, 2009. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

Certain statements made in this release may be considered forward-looking statements. Such statements speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Union intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Union’s ability to predict results, or the actual effects of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of Union and the resulting company include but are not limited to: (1) the businesses of acquired companies may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from acquisitions may not be fully realized or realized within the expected timeframe; (3) revenues following acquisitions may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by acquisitions; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete acquisitions on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, monetary and fiscal policies of the U. S. government (including policies of the U. S. Treasury and the Federal Reserve Board), the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in its market areas, laws and regulations, and accounting principles, policies and guidelines; and (7) other risk factors detailed from time to time in filings made by Union with the SEC. Union undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.